SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
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                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):              April 12, 2000


                              Neogen Corporation
            (Exact name of registrant as specified in its charter)


           Michigan                    0-17988              38-2367843
(State or other jurisdiction of      (Commission           (IRS Employer
        incorporation)               File Number)        Identification No.)


   620 Lesher Place, Lansing, Michigan                               48912
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:            (517) 372-9200


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        (Former name or former address, if changed since last report.)





ITEM 5.  OTHER EVENTS

In 1996, Vicam L.P. and its President, Jack Radlo, sent a letter to a large number of companies and other entities alleging that one of Neogen Corporation's diagnostic tests, an aflatoxin detection product (currently sold under the name "AC-5"), infringed two patents licensed to Vicam. The letter threatened that companies which purchased Neogen's new product would be infringing on Vicam's patents. Aflatoxin is a known carcinogen, and is subject to FDA regulations. Companies using grains and nuts routinely test for the toxin as part of their food safety programs.

Neogen filed a lawsuit seeking a declaratory judgement of non-infringement and for money damages for defamation, product disparagement, and tortuous interference with business. Thereafter, Vicam filed a counterclaim for infringement. On January 27, 2000, the federal court granted a summary judgement in favor of Neogen as to the patent infringement issues, and dismissed Vicam's counterclaim for infringement.

On March 27, 2000, Neogen's tort claims went to trial, and on March 28, 2000, the parties reached a settlement as to the remaining claims for damages with Vicam paying an undisclosed sum of money to Neogen. As part of the settlement, Vicam and Radlo agreed to issue a joint letter with Neogen assuring customers that they are free to purchase and use Neogen's AC-5 aflatoxin detection test kit without concern that legal action will be taken against them by Vicam.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Neogen Corporation
                                      (Registrant)


Date:  April 12, 2000                 By:       s/ Richard R. Current
                                             ----------------------------
                                             Richard R. Current
                                             Vice President and CFO






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